                                                                    Exhibit 20.1

                                              CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                                                      MONTHLY SERVICER'S REPORT



                                                                                                Settlement Date          03/31/2000
                                                                                                Determination Date       04/12/2000
                                                                                                Distribution Date        04/17/2000



I.      All Payments on the Contracts                                                                                  3,943,991.16
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                              243,380.11
III.    Repurchased Contracts                                                                                                  0.00
IV.     Investment Earnings on Collection Account                                                                              0.00
V.      Servicer Monthly Advances                                                                                         84,423.09
VI.     Distribution from the Reserve Account                                                                            145,293.68
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                               10,594.20
VIII.   Transfers to the Pay-Ahead Account                                                                               (13,287.99)

IX.     Less:  Investment Earnings distributions
        (a)  To Sellers with respect to the Collection Account                                                                 0.00
        (b)  To Sellers with respect to the Pay-Ahead Account                                                               -353.71

Total available amount in Collection Account                                                                          $4,414,040.54
                                                                                                                    ===============


DISTRIBUTION AMOUNTS                                                                Cost per $1000
--------------------------------------------                                       -----------------

1.   (a)  Class A-1 Note Interest Distribution                                                                0.00
     (b)  Class A-1 Note Principal Distribution                                                               0.00
          Aggregate Class A-1 Note Distribution                                        0.00000000                              0.00

2.   (a)  Class A-2 Note Interest Distribution                                                                0.00
     (b)  Class A-2 Note Principal Distribution                                                               0.00
          Aggregate Class A-2 Note Distribution                                        0.00000000                              0.00

3.   (a)  Class A-3 Note Interest Distribution                                                                0.00
     (b)  Class A-3 Note Principal Distribution                                                               0.00
          Aggregate Class A-3 Note Distribution                                        0.00000000                              0.00

4.   (a)  Class A-4 Note Interest Distribution                                                          142,240.61
     (b)  Class A-4 Note Principal Distribution                                                       3,702,618.11
          Aggregate Class A-4 Note Distribution                                        103.07932225                    3,844,858.72

5.   (a)  Class A-5 Note Interest Distribution                                                          156,755.00
     (b)  Class A-5 Note Principal Distribution                                                               0.00
          Aggregate Class A-5 Note Distribution                                        5.35000000                        156,755.00

6.   (a)  Class A-6 Note Interest Distribution                                                          128,375.00
     (b)  Class A-6 Note Principal Distribution                                                               0.00
          Aggregate Class A-6 Note Distribution                                        5.41666667                        128,375.00

7.   (a)  Class B Note Interest Distribution                                                             59,285.00
     (b)  Class B Note Principal Distribution                                                                 0.00
          Aggregate Class B Note Distribution                                          5.56666667                         59,285.00

8.   (a)  Class C Note Interest Distribution                                                             98,822.83
     (b)  Class C Note Principal Distribution                                                                 0.00
          Aggregate Class C Note Distribution                                          5.70833312                         98,822.83

9.   Servicer Payment
     (a)  Servicing Fee                                                                                  45,113.43
     (b)  Reimbursement of prior Monthly Advances                                                        80,830.56
               Total Servicer Payment                                                                                    125,943.99

10.  Deposits to the Reserve Account                                                                                           0.00

Total Distribution Amount from Collection Account                                                                     $4,414,040.54
                                                                                                                   ================

Reserve Account distributions to Sellers

     (a)  Amounts to the Sellers (Chase USA) from Excess Collections                                          0.00

     (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                               0.00
     (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                                     0.00
     (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)                          0.00
                       Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                              0.00
                                                                                                                   ================

Payahead Account distributions to Sellers

--------------------------------------------
     (a)  Distribution from the Payahead Account to the Sellers (Chase USA)                              178.97726
     (b)  Distribution from the Payahead Account to the Sellers (Chase Manhattan Bank)                   174.73274
                       Total Amounts to Sellers (Chase USA & Chase Manhattan Bank)                                           353.71

INTEREST

1.   Current Interest Requirement
        (a) Class A-1 Notes    @      5.845%                                                                  0.00
        (b) Class A-2 Notes    @      0.06028                                                                 0.00
        (c) Class A-3 Notes    @      6.140%                                                                  0.00
        (d) Class A-4 Notes    @      6.250%                                                             142240.61
        (e) Class A-5 Notes    @      6.420%                                                            156,755.00
        (f) Class A-6 Notes    @      6.500%                                                                128375
                     Aggregate Interest on Class A Notes                                                                  427370.61

        (g) Class B Notes @           0.0668                                                                                  59285

        (h) Class C Notes @           0.0685                                                                               98822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                                   0.00
        (b) Class A-2 Notes                                                                                   0.00
        (c) Class A-3 Notes                                                                                   0.00
        (d) Class A-4 Notes                                                                                   0.00
        (e) Class A-5 Notes                                                                                   0.00
        (f) Class A-6 Notes                                                                                      0

        (g) Class B Notes                                                                                     0.00
                                                                                       -----------

        (h) Class C Notes                                                                                     0.00


3.   Total Distribution of Interest                                                    Cost per $1000
        (a) Class A-1 Notes                                                              0.00000000           0.00
        (b) Class A-2 Notes                                                                          0        0.00
        (c) Class A-3 Notes                                                              0.00000000           0.00
        (d) Class A-4 Notes                                                              3.81342118      142240.61
        (e) Class A-5 Notes                                                              5.35000000     156,755.00
        (f) Class A-6 Notes                                                              5.41666667         128375
                     Total Aggregate Interest on Class A Notes                                                            427370.61

        (g) Class B Notes                                                                  5.566666667                    59,285.00

--------------------------------------------
        (h) Class C Notes                                                                         5.71                     98822.83

                                                                                       -----------


PRINCIPAL

                                                                                      No. of Contracts
1.   Amount of Stated Principal Collected                                                               1208972.47
2.   Amount of Principal Prepayment Collected                                                133.00     1923641.26
3.   Amount of Liquidated Contract                                                                5   570004.38
                                                                                                      ---------
4.   Amount of Repurchased Contract                                                               0   0.0000000

       Total Formula Principal Distribution Amount                                                                     3,702,618.11

5.   Principal Balance before giving effect to Principal Distribution                                Pool Factor
        (a) Class A-1 Notes                                                                           0.0000000                0.00
        (b) Class A-2 Notes                                                                           0.0000000                0.00
        (c) Class A-3 Notes                                                                           0.0000000                0.00
        (d) Class A-4 Notes                                                                           0.7321768       27,310,196.34
        (e) Class A-5 Notes                                                                           1.0000000       29,300,000.00
        (f) Class A-6 Notes                                                                                      1         23700000

        (g) Class B Notes                                                                                        1    10,650,000.00

        (h) Class C Notes                                                                                        1    17,312,029.25


6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                    0.00
        (b) Class A-2 Notes                                                                                                    0.00
        (c) Class A-3 Notes                                                                                                    0.00
        (d) Class A-4 Notes                                                                                                    0.00
        (e) Class A-5 Notes                                                                                                    0.00
        (f) Class A-6 Notes                                                                                                       0

        (g) Class B Notes                                                                                                      0.00
                                                                                -----------------------

        (h) Class C Notes                                                                                                      0.00


7.   Principal Distribution                                                         Cost per $1000
        (a) Class A-1 Notes                                                             0.00000000                             0.00
        (b) Class A-2 Notes                                                             0.00000000                             0.00
        (c) Class A-3 Notes                                                             0.00000000                             0.00
        (d) Class A-4 Notes                                                            99.26590107                     3,702,618.11
        (e) Class A-5 Notes                                                             0.00000000                             0.00
        (f) Class A-6 Notes                                                                          0                            0

        (g) Class B Notes                                                                            0                         0.00

        (h) Class C Notes                                                                            0                         0.00


8.   Principal Balance after giving effect to Principal Distribution                               Pool Factor
        (a) Class A-1 Notes                                                                         0.0000000                  0.00
        (b) Class A-2 Notes                                                                         0.0000000                  0.00
        (c) Class A-3 Notes                                                                         0.0000000                  0.00
        (d) Class A-4 Notes                                                                         0.6329109         23,607,578.23
        (e) Class A-5 Notes                                                                         1.0000000         29,300,000.00
        (f) Class A-6 Notes                                                                                      1         23700000

        (g) Class B Notes                                                                           1.0000000         10,650,000.00

--------------------------------------------
        (h) Class C Notes                                                                               1               17312029.25



POOL  DATA
                                                                                           Aggregate
                                                                              No. of Contracts   Principal Balance
1.   Pool Stated Principal Balance as of                  36616                     3,999           104,569,607.48

2.   Delinquency Information                                                                                          % Delinquent

              (a) 31-59 Days                                                           59               908,019.92      0.008683402
              (b) 60-89 Days                                                           14                374864.07      0.003584828
              (c) 90-119 Days                                                           9               192,214.69      0.001838151
              (d) 120 Days +                                                            0                     0.00                0

3.   Contracts Repossessed during the Due Period                                        0                     0.00

                                                                                                  ----------------
4.   Current Repossession Inventory                                                     1                80,314.41

5.   Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                       5               570,004.38
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                      243,380.11
       Total Aggregate Net Losses for the preceding Collection Period                                                     326624.27

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                        336570.96

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                             383                  4273299.300

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                        0.093232212

--------------------------------------------
9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                           119.6350135

TRIGGER ANALYSIS

1.  (a)  Average 60+ Delinquency Percentage                                            1.268%
    (b)  Delinquency Percentage Trigger in effect ?                                               NO

2.  (a)  Average Net Loss Ratio                                                     0.000609968
    (b)  Net Loss Ratio Trigger in effect ?                                                       NO
    (c)  Net Loss Ratio (using ending Pool Balance)                                 0.001012861

3.  (a)  Servicer Replacement Percentage                                            0.002384613
--------------------------------------------
    (b)  Servicer Replacement Trigger in effect ?                                                 NO



MISCELLANEOUS

1.  Monthly Servicing Fees                                                                                                45,113.43

2.  Servicer Advances                                                                                                      84423.09

3.  (a)  Opening Balance of the Reserve Account                                                                          5325240.59
    (b)  Deposits to the Reserve Account                                                                         0
    (c)  Investment Earnings in the Reserve Account                                                       26207.34
    (d)  Distribution from the Reserve Account                                                          -145293.68
    (e)  Ending Balance of the Reserve Account                                                                           5206154.25

4.  Specified Reserve Account Balance                                                                                    5325240.59

5.  (a)  Opening Balance in the Pay-Ahead Account                                                                          77065.25